UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2012

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 13, 2012, Terrence Paradie, Senior Vice President, Corporate Controller and Chief Accounting Officer of Cliffs Natural Resources Inc. (the “Company”), has agreed to assume a new role with the Company and will no longer be the principal accounting officer of the Company effective immediately.

(c) On March 13, 2012, the Company announced that Timothy K. Flanagan, age 34, will become the Vice President, Corporate Controller & Chief Accounting Officer of the Company effective immediately, and in that role will be the principal accounting officer of the Company. Mr. Flanagan was Assistant Corporate Controller since April 2011, served as the Director-Accounting from March 2010 to April 2011 and served as Director-Internal Audit from April 2008 to March 2010. Prior to joining Cliffs, Mr. Flanagan worked at international consulting firm Protiviti Inc. since 2003 in a variety of roles, most recently as a senior manager.

There was no arrangement or understanding between Mr. Flanagan and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Flanagan and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions since January 1, 2011, or any currently proposed transaction, in which the Company was or is to be a party and the amount involved exceeds $120,000, and in which Mr. Flanagan had or will have a direct or indirect material interest.

The proxy statement dated April 4, 2011 provides a detailed description of the materials plans, contracts or arrangements in which Mr. Flanagan is a party or will be a participant. There are no additional material plans, contracts or arrangements to which Mr. Flanagan is a party or in which he participates that were entered into, or material amendments in connection with Mr. Flanagan’s appointment as Chief Accounting Officer, nor any grants or awards to Mr. Flanagan or any modifications thereto, under any such plan, contract or arrangement in connection with Mr. Flanagan’s appointment as Chief Accounting Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

March 19, 2012	By:	Carolyn E. Cheverine

Name: Carolyn E. Cheverine
Title: General Counsel, Corporate Affairs and Secretary